                                                                    EXHIBIT 10.5


                      TERMINATION AND CONSULTING AGREEMENT


                  This Termination and Consulting Agreement by and among [PARENT SURVIVING CORPORATION] [NEWCO], a Delaware corporation (the "Company"), and Ronald L. Kuehn, Jr. (the "Executive") is dated as of the __ day of _____, 1999.

                  WHEREAS, the Executive and Sonat Inc., a Delaware Corporation ("Sonat") are parties to an Executive Severance Agreement dated as of July 23, 1998 (the "Severance Agreement"), and the Executive is entitled to various benefits under employee benefit and compensation plans, programs and policies of Sonat (collectively, the "Employee Benefits"); and

                  WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of March __, 1999 (the "Merger Agreement"), by and between El Paso Energy Corporation ("Parent") and Sonat, Parent and Sonat will undergo a business combination (the "Merger"); and

                  WHEREAS, it is acknowledged by the parties hereto that as a result of the consummation of the Merger and the other transactions contemplated by the Merger Agreement, as of the Effective Time (as defined in the Merger Agreement), the Severance Agreement shall have become effective and the Executive will have experienced an event described in Section 2(b) of the Severance Agreement, as a result of which he will have the right to terminate his employment and receive severance pay and benefits pursuant to Section 3 of the Severance Agreement; and

                  WHEREAS, the Company has determined that it is in the best interests of its shareholders to set forth, and the Executive has agreed to set forth, their mutual agreement as to the rights and entitlements of the Executive under the Severance Agreement and the Employee Benefits from and after the Effective Time and to provide for the continuing availability to the Company of the Executive's services and expertise following the Effective Time, all on the terms and conditions set forth below;

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. Termination of Employment. (a) The Executive shall retire from his employment with Sonat on the last day of the calendar month that includes the Closing Date (as defined in the Merger Agreement). It is acknowledged and agreed that such retirement will constitute a termination of his employment pursuant to Section 2(b) of the Severance Agreement, with the result that the Executive shall be entitled to the payments and benefits set forth in Section 3 of the Severance Agreement. The date of such termination of employment is hereinafter referred to as the "Date of Termination."

                  2. Employee Benefits. The Company acknowledges that for purposes of the Employee Benefits, the Executive shall be considered to have taken "early retirement" effective as of the Date of Termination.

                  3. Post-Merger Services. (a) The Company shall cause the Executive to be nominated to its Board of Directors (the "Board") beginning as of the Effective Time for a term or terms extending until the date of the Executive's retirement from the Board pursuant to the Company's Board of Directors retirement policy (such date, the "Board Retirement Date"). From the Effective Time until December 31, 2000, he shall serve as the Non-Executive Chairman thereof.

                  (b) From the Date of Termination through December 31, 2000, or such shorter period as may be provided pursuant to Section 5(a) or (b) below (the "Initial Term"), in consideration for the compensation and benefits provided for below, the Executive shall make himself available to the Company, at mutually convenient times and places, for such consulting services as may be requested by the Board or the Chief Executive Officer of the Company, in connection with long-range planning, strategic direction, and integration and rationalization matters, and shall work with the Chief Executive Officer and senior management of the Company with respect to matters to be presented to the Board; provided that, the Executive shall be based, and shall perform the predominant amount of his consulting services, in Birmingham, Alabama. From December 31, 2000 until the Board Retirement Date (the "Subsequent Term"), the Executive's duties shall be the same as those of other non-employee members of the Board and the Executive Committee thereof.

                  4. Compensation and Benefits. (a) The Company shall pay the Executive a fee (the "Fee") of $20,834 per month (or fraction thereof), payable monthly in advance, during the Initial Term. In addition, during the Initial Term, the Executive shall continue to be entitled to such other perquisites (including expense reimbursement and transportation) as are made available to senior executive officers of Sonat in accordance with Sonat's policies and practices prevailing as of the date of this Agreement. Without limiting the generality of the foregoing, during the Initial Term, the Executive shall have the use of the corporate aircraft owned by the Company and its subsidiaries, at least one of which shall remain based in Birmingham, Alabama, on the same terms and conditions as he is currently permitted to use corporate aircraft owned by Sonat.

                  (b) In addition to the other compensation and benefits provided for under this Agreement, during the Initial Term and the Subsequent Term, (i) the Executive shall receive the same compensation and benefits, other than cash director fees, as other non-employee members of the Board and the Executive Committee thereof, and (ii) the Company shall pay the Executive's country club dues to the same extent and on the same terms and conditions as Sonat currently pays such dues.

                  (c) The Company shall provide retiree medical coverage to the Executive and his spouse from the Date of Termination and for the remainder of their respective lives, and to the Executive's children so long as they remain eligible, on terms and conditions no less favorable than those in effect under the Company's Retiree Medical Plan for Post-1993 Retirees for individuals who are, as of the Effective Time, receiving or eligible to receive such coverage under such plan. In addition, from the Date of Termination and for the remainder of the Executive's life, the Company shall pay all life insurance premiums under Sonat's Executive Life Insurance Program under policy number 902715088U sufficient to maintain such insurance in effect in an amount not less than four times his base pay as in effect immediately before the Date of Termination.

                  (d) From the Date of Termination and for the remainder of the Executive's life, the Company shall (i) provide the Executive with office space and a parking space and appropriate equipment and support services (including, without limitation, phones and computer support) and (ii) shall employ, and shall provide the Executive with the full-time secretarial services of, Sue Bolden, his current executive assistant or, if Mrs. Bolden voluntarily ceases to be an employee of the Company, with the full-time services of another executive secretary of comparable qualifications employed by the Company and loaned to the Executive. Such office space shall consist of the office suite formerly occupied by John S. Shaw, Jr., on the 20th floor of the AmSouth-Sonat Tower, and such parking space shall be the parking space currently designated for the Executive, in each case except to the extent otherwise agreed upon by the Executive and the Company; provided, that, in the event the Company and its subsidiaries cease to own or lease space in the AmSouth-Sonat Tower, the Company shall provide other comparable office space and another comparable parking space reasonably acceptable to the Executive. During her employment with the Company pursuant to the foregoing, Mrs. Bolden shall receive an annual salary at least equal to her present salary, increased as of each anniversary of the Date of Termination to reflect increases as necessary to provide her with increases at least equal, on a percentage basis, to the increases provided to similarly situated executive secretaries of the Company and shall receive the benefits, including retirement benefits with appropriate service credit for her service with Sonat, required by the Merger Agreement for Continuing Company Employees (as defined in the Merger Agreement). In addition, if and to the extent that the Executive recognizes taxable income as a result of the provision of the space and services set forth above, the Company shall make cash payments to the Executive not later than 10 business days before the date on which the Executive becomes obligated to make any resulting payment of tax (including without limitation federal, state and local income taxes and payments of estimated taxes) sufficient to make the Executive whole, on a net after-tax basis taking into account the tax on such cash payments, for such tax.

                  (e) The Executive's status during the Initial Term shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Executive under this Section 4 shall be made or provided without withholding or deduction of any kind, and the Executive shall assume sole responsibility for discharging, all tax or other obligations associated therewith.

                  5. Termination. (a) If the Executive should die or become permanently disabled before December 31, 2000, the Initial Term shall end on the date of such death or permanent disability, and the Company shall pay to the Executive's estate or to the Executive or his legal guardian, as applicable, any portion of the Fee that has accrued but remains unpaid.

                  (b) The Company may terminate the Initial Term for Cause, in which event no further payments of the Fee shall be made. For purposes of this Agreement, "Cause" shall mean the Executive's dishonesty, commission of a felony or willful unauthorized disclosure of confidential information of the Company and its subsidiaries. For purposes of this Section 5(b), no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company and its subsidiaries. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company and its subsidiaries. The Initial Term shall not be terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in the second sentence of this Section 5(b), and specifying the particulars thereof in detail.

                  6. Indemnification; Legal Fees. The Company agrees to indemnify, protect, defend and hold the Executive and his estate, heirs, and personal representatives, harmless from and against any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), and all losses, liabilities, damages and expenses, including reasonable attorney's fees incurred by counsel reasonably designated or approved by him, in connection with this Agreement or his services hereunder, provided that any consulting services giving rise to such indemnification shall have been performed by the Executive in good faith and, to the best of his knowledge, in a lawful manner. The Company shall pay or reimburse the Executive for all costs and expenses, including, without limitation, court costs and attorneys' fees, incurred by the Executive as a result of any claim, action or proceeding (including, without limitation, a claim, action or proceeding by the Executive against the Company arising out of, or challenging the validity or enforceability of, this Agreement or any provision hereof) and shall advance such expenses if the Executive undertakes to repay such amounts if it is ultimately determined that the Executive is not entitled to be indemnified under Delaware law.

                  7. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns.

                  (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its respective businesses and/or assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the "Company" shall mean the Company, as hereinbefore defined and any successor to their respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  8. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


                  If to the Executive:

                  Ronald L. Kuehn, Jr.
                  2813 Shook Hill Circle
                  Birmingham, AL  35223



                  If to the Company:

                  [INSERT ADDRESS]


                  Attention:  General Counsel



or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision (or portion thereof) of this Agreement shall not affect the validity or enforceability of any other provision (or portion thereof) of this Agreement.

                  (d) From and after the Effective Time, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof, except that the Severance Agreement shall remain in full force and effect, without amendment. This Agreement shall be null and void, ab initio, and of no further effect if the Merger Agreement is terminated before the Effective Time.

                  (e) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                             ------------------------------------------------
                                              Ronald L. Kuehn, Jr.



                             [PARENT SURVIVING CORPORATION]
                             [NEWCO]


                             By
                                ---------------------------------------------
                                Name:
                                Title: